Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER

This Amendment and Waiver (this “Amendment”) is entered into as of October 30, 2009 by and among ScanSource, Inc., a South Carolina corporation (the “Borrower”), the Subsidiary Borrowers party hereto (together with the Borrower, the “Borrowers”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A.        The Borrower, the Administrative Agent and the Lenders are party to that certain credit agreement dated as of September 28, 2007 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.        The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement and waive certain provisions thereof on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.        Amendment to Credit Agreement.   Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)        Section 1.01 is amended by inserting (or, as applicable, amending and restating) the following definitions in appropriate alphabetical order to read as follows:

“Dutch Pledge Agreement” means the Pledge Agreement dated as of the First Amendment Effective Date made by certain of the Credit Parties with respect to Equity Interests of ScanSource Europe CV, as the same may be amended, restated, modified or supplemented from time to time.

“European Restructuring” means the series of transactions pursuant to which certain Foreign Subsidiaries of the Borrower will be recapitalized and reorganized under the ownership of ScanSource Europe CV, a limited partnership organized under the laws of the Netherlands, all as more fully described in the first through sixth paragraphs of the Borrower’s letter to the Administrative Agent dated October 22, 2009.

“First Amendment Effective Date” shall mean October 30, 2009.

“Pledge Agreements” means, collectively, the Pledge Agreement dated as of September 28, 2007 made by certain Credit Parties in favor of the Collateral Agent for the benefit of the Secured Creditors, the Dutch Pledge Agreement and each other document or instrument pursuant to which Equity Interests are pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant hereto, in each case as the same may be amended, restated, modified or supplemented from time to time.

“SPRL Receivable” has the meaning set forth in Section 6.01(c).

“SPRL Receivable Amount” has the meaning set forth in Section 6.01(c).

(b)        Section 6.01 is amended by amending and restating clause (c) thereof to read as follows:

(c)        Indebtedness (i) of any Full Credit Party owing to any other Full Credit Party, (ii) of any Full Credit Party owing to any Subsidiary which is not a Full Credit Party, which Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (iii) of a Subsidiary which is not a Credit Party to another Subsidiary which is not a Credit Party, (iv) of a foreign Subsidiary Borrower owing to any Subsidiary which is not a Credit Party, which Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (v) of ScanSource Europe SPRL and ScanSource Europe Limited owed to the Borrower contributed by the Borrower to the capital of ScanSource Europe CV as a part of the European Restructuring in an aggregate principal amount of up to $45,000,000 (such actual amount being the “SPRL Receivable Amount” and such Indebtedness being the “SPRL Receivable”), (vi) of ScanSource Europe BV to ScanSource Europe CV in an aggregate principal amount of up to the SPRL Receivable Amount (such Indebtedness representing consideration for the transfer to ScanSource Europe CV of the SPRL Receivable) plus $5,000,000 (or such lesser cash amount as is contributed by the Borrower to ScanSource Europe CV after the First Amendment Effective Date), (vii) Indebtedness of any Subsidiary which is not a Full Credit Party owing to a Credit Party in an aggregate principal amount at any time outstanding not to exceed $35,000,000; and (viii) Indebtedness of Subsidiaries which are not Credit Parties owed to a Subsidiary Borrower which is not a Full Credit Party in an aggregate principal amount which at no time is in excess of the aggregate principal amount of Indebtedness of such Subsidiary Borrower which is then owing to Full Credit Parties and which is permitted by (and included in the computation of the amount permitted by) Section 6.01(c)(vii).

(c)        Section 6.04 is amended by adding a new clause (j) as follows and renumbering clause 6.04(k) as clause 6.04 (l):

(j)        the contribution of the SPRL Receivable and the Equity Interests of ScanSource Europe Limited by the Borrower to the capital of ScanSource Europe CV, the contribution of the Equity Interests of ScanSource Europe Limited by ScanSource Europe CV to ScanSource Europe BV and an additional debt or equity investment by the Borrower in ScanSource Europe CV not exceeding $5,000,000 in the aggregate; and

(d)        Section VIII is amended by adding the following sentence to the penultimate paragraph thereof:

Without limiting the foregoing, the Collateral Agent is authorized to enter into the Dutch Pledge Agreement and exercise its rights thereunder.

(e)        A new Section 9.18 is added reading as follows:

SECTION 9.18        Parallel Debt Provisions

(a)        For the purpose of ensuring and preserving the validity and enforceability of any of the security rights created under the Dutch Pledge Agreement, each of the Full Credit Parties hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate amount payable by such Credit Party in respect of its Secured Obligations as they may exist from time to time (each undertaking, a “Parallel Debt”). Each Parallel Debt will be payable in the currency of the relevant Secured Obligation. Each Parallel Debt of a Credit Party will become due and payable as and when one or more of the Secured Obligations of such Credit Party become due and payable.

(b)        Each of the parties hereto hereby acknowledges that: (i) each Parallel Debt constitutes an undertaking, obligation and liability of the applicable Credit Party to the Collateral Agent which is separate and independent from, and without prejudice to, the Secured Obligations; and (ii) each Parallel Debt represents the Collateral Agent’s own separate and independent claim to receive payment of that Parallel Debt from the relevant Credit Party, it being understood, in each case, that the amount which may become payable by a Credit Party as its Parallel Debt shall never exceed the total of the amounts which are payable under the Secured Obligations of such Credit Party.

(c)        For the avoidance of doubt, the Parties confirm that the claim of the Collateral Agent against a Credit Party in respect of a Parallel Debt and the claims of any one or more of the Secured Creditors against such Credit Party in respect of the Secured Obligations payable by such Credit Party to such Secured Creditors do not constitute common property (gemeenschap) within the meaning of article 3:166 of the Dutch Civil Code and that the provisions relating to common property shall not apply. If, however, it shall be held that the claim of the Collateral Agent and the claims of any one or more of the Secured Creditors do constitute common property and the provisions of common property do apply, the Lenders, the Administrative Agent and the Collateral Agent agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of article 3:168 of the Dutch Civil Code.

(d)        To the extent the Collateral Agent irrevocably receives any amount in payment of the Parallel Debt of a Credit Party, the Collateral Agent

shall distribute that amount among the Secured Creditors that are creditors in respect of the corresponding Secured Obligations of such Credit Party (subject, if applicable, to Section 9.17). Upon irrevocable receipt by a Secured Creditor of any amount so distributed to it (a “Received Amount”), the Secured Obligations of the applicable Credit Party to such Secured Creditor shall be reduced by an amount (a “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received as a payment of the Secured Obligations on the date of receipt by such Secured Creditor of the Received Amount.

2.        Consent.   The Administrative Agent, the Collateral Agent and the Lenders hereby consent to the European Restructuring, including but not limited to (a) the transfer of the Equity Interests of ScanSource Europe Limited to ScanSource Europe CV as a part of the European Restructuring, (b) the investment by the Borrower of up to $50,000,000 in ScanSource Europe CV and the subsequent investment by ScanSource Europe CV of up to $5,000,000 in ScanSource Europe BV; provided that a portion of the investment by ScanSource in ScanSource Europe CV will consist of a contribution of the SPRL Receivable to the capital of ScanSource Europe CV; and (c) following the transfer of the Equity Interests of ScanSource Europe Limited to ScanSource Europe CV, the termination of the existence of ScanSource Europe Limited, whether by dissolution, liquidation, merger, amalgamation or other equivalent transaction. The Administrative Agent, the Collateral Agent and the Lenders hereby further agree that, concurrently with the transfer of the Equity Interests of ScanSource Europe Limited to ScanSource Europe CV, all Liens of the Collateral Agent upon the Equity Interests of ScanSource Europe Limited shall be automatically released.

3.        Waiver.   The Lenders hereby (a) waive any breach of Section 6.01 (Indebtedness), 6.03 (Asset Dispositions), 6.04 (Investments) or 6.07 (Transactions with Affiliates) of the Credit Agreement arising solely out of the European Restructuring and (b) waive any breach of Section 6.01 or 6.04 of the Credit Agreement arising out of the making of intercompany loans by the Borrower to ScanSource Europe Limited and ScanSource Europe, SPRL prior to the Effective Date at no time exceeding $60,000,000 in outstanding aggregate principal amount, of which $30,000,000 was outstanding as of September 30, 2009 and intercompany loans by ScanSource Europe, Limited to ScanSource Communications, Limited and ScanSource Europe SPRL prior to the date hereof at no time exceeding $25,000,000 in outstanding aggregate principal amount and (c) waive any Default or Event of Default which would not have arisen had such intercompany loans been permitted by the terms of the Credit Agreement as it originally came into effect on September 28, 2007. For the avoidance of doubt, Indebtedness and investments which are consented to or waived in this or the preceding Section which are incurred or made on or after the Effective Date must be permitted by Sections 6.01 and 6.04 of the Credit Agreement as amended hereby and are not to be deemed allowed in addition to the Indebtedness and investments permitted thereby.

4.        Joinder.   On the Effective Date the Collateral Agent shall be joined as a party to the Credit Agreement and shall have the rights and obligations of the Collateral Agent specified therein.

5.        Amendment to Security Agreement.   The Collateral Agent and the Credit Parties which are “Grantors” under the Security Agreement hereby agree that all references in

Section 5.7 of the Security Agreement to “Pledged Collateral” shall hereafter be deemed references to all collateral which is pledged pursuant to the Pledge Agreement. The Lenders consent to such amendment.

6.        Amendment to Pledge Agreement.   The Collateral Agent and Credit Parties which are “Pledgors” under the Pledge Agreement dated as of September 28, 2007 agree that on the Effective Date the Pledge Agreement is amended as follows:

(a)        The following sentence is added at the conclusion of Section 26:

Notwithstanding the foregoing, on the First Amendment Effective Date certain of the Credit Parties and the Collateral Agent are entering into the Dutch Pledge Agreement to assure perfection of the Lien of such agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Dutch Pledge Agreement with respect the subject matter thereof, the terms of the Dutch Pledge Agreement shall govern.

7.        Notice.   Pursuant to Section 5.11(b) of the Credit Agreement the Borrower hereby gives notice that upon consummation of the European Restructuring ScanSource Europe CV will become a Material Foreign Subsidiary.

8.        Representations and Warranties of the Borrowers.   Each of the Borrowers represents and warrants that:

(a)        The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b)        Each of the representations and warranties contained in the Credit Agreement (treating this Amendment and the Dutch Pledge Agreement as Credit Documents for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true on and as of such earlier date; and

(c)        After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

9.        Effective Date.   This Amendment shall become effective upon the execution and delivery hereof by the Borrowers, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders); provided that Sections 1, 2, 3, 4, 5 and 6 hereof shall not become effective until the time (the “Effective Date”) when the following additional conditions have also been satisfied:

(a)        Each of the Credit Parties has executed and delivered a reaffirmation of Guaranty and Security Documents in the form of Exhibit A hereto.

(b)        The Borrower shall have delivered to the Administrative Agent an executed Termination Letter in the form of Exhibit C to the Credit Agreement with respect to ScanSource Europe Limited.

(c)        ScanSource Europe Limited shall have repaid all Loans made to it and any other of its Obligations outstanding under the Credit Documents.

(d)        The Borrower shall have delivered to the Administrative Agent (i) a fully executed and effective pledge agreement under Dutch law (the “Dutch Pledge”) in form and substance satisfactory to the Administrative Agent providing for the pledge of 65% of the Equity Interests of ScanSource Europe, CV and (ii) such related opinions of US and Dutch counsel, certificates and documents as the Administrative Agent may reasonably request, all (with respect to both (i) and (ii)) in form and substance reasonably satisfactory to the Administrative Agent.

(e)        The Borrower shall have delivered to the Administrative Agent an addendum in the form of Exhibit B to the Pledge Agreement reflecting the pledge by the Borrower of 65% of the Equity Interests of ScanSource Europe CV.

(f)        The Borrower shall have paid any and all fees and expenses due and payable by it under the Credit Documents.

In the event the Effective Date has not occurred on or before November 30, 2009, Sections 1 and 2 hereof shall not become operative and shall be of no force or effect.

10.        Reference to and Effect Upon the Credit Agreement.

(a)        Except as specifically amended or waived above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)        The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

11.        Costs and Expenses.   The Borrowers hereby affirm their obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

12.        Governing Law.   This Agreement shall be construed in accordance with and governed by the law of the State of New York.

13.        Headings.   Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

14.        Counterparts.   This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

SCANSOURCE, INC.

By:	/s/ Richard P. Cleys
Its:	V.P. & Chief Financial Officer

NETPOINT INTERNATIONAL, INC.

By:	/s/ Richard P. Cleys
Its:	Director

SCANSOURCE EUROPE, SPRL

By:	/s/ Richard P. Cleys
Its:	Director

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Patrick S. Thornton
Its:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jaron R. Campbell
Name: Jaron R. Campbell
Title: Vice President

REGIONS BANK

By:	/s/ Kenneth M. Zeimetz
Name: Kenneth M. Zeimetz
Title: Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Lee R. Gray
Name: Lee R. Gray
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kathleen R. Reedy
Name: Kathleen R. Reedy
Title: Managing Director

EXHIBIT A

REAFFIRMATION OF GUARANTY AND SECURITY DOCUMENTS

Each of the undersigned acknowledges receipt of a copy of Amendment No. 1 (the “Amendment”) dated as of October 30, 2009 between ScanSource, Inc., a Delaware corporation (the “Borrower”) the Subsidiary Borrowers party thereto (together with the Borrower, the “Borrowers”), JPMorgan Chase Bank, N. A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory thereto, of the Credit Agreement dated as of September 28, 2007 (the “Credit Agreement”) between the Borrowers, the Administrative Agent and the financial institutions party thereto, consents to such Amendment and each of the transactions referenced therein, and hereby reaffirms its obligations under each of the Parent Guaranty, the Subsidiary Guaranty, and each of the applicable Security Documents (each as defined in the Credit Agreement). Each of the undersigned which is a party to the Security Agreement agrees to be bound by Section 5 of the Amendment. Each of the undersigned which is a party to the Pledge Agreement dated as of September 22, 2007 agrees to be bound by Section 6 of the Amendment.

Dated as of October 30, 2009

SCANSOURCE, INC.

By:	/s/ Richard P. Cleys
Richard P. Cleys Chief Financial Officer

PARTNER SERVICES, INC. SCANSOURCE SECURITY DISTRIBUTION, INC. NETPOINT INTERNATIONAL, INC. OUTSOURCING UNLIMITED, INC. SCANSOURCE COMMUNICATIONS, INC.

By:	/s/ Linda B. Davis
Linda B. Davis Treasurer

8650 COMMERCE DRIVE, LLC SCANSOURCE PROPERTIES, LLC LOGUE COURT PROPERTIES, LLC

By:	ScanSource, Inc.
its sole member

By:	/s/ Richard P. Cleys
Richard P. Cleys Chief Financial Officer

4100 QUEST, LLC

By:	Partner Services, Inc.
its sole member

By:	/s/ Linda B. Davis
Linda B. Davis Treasurer

SCANSOURCE EUROPE LIMITED

By:	/s/ Richard P. Cleys
Its: Director

____________________

Reaffirmation to Guaranty